EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Sino Shipping Holdings Inc. on Form S-8 (File No. 333-152474) of our report dated May 5, 2010 with respect to our audits of the consolidated financial statements of Sino Shipping Holdings Inc. and subsidiaries as of December 31, 2009 and 2008, which are included in the Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ Wei, Wei & Co., LLP
New York, New York
May 5, 2010